Exhibit 23

Consent of Ernst & Young LLP,
Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69563) pertaining to the State Financial Services Corporation 401(k) Savings Plan of our report dated June 4, 2004, with respect to the financial statements and schedule of the State Financial Services Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Chicago, Illinois
June 28, 2004

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